AQUA SOCIETY GMBH
FRIEDBERG

Financial Statements
(US GAAP)

BDO Deutsche Warentreuhand Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

ha
41/2004/6

BDO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of
Aqua Society GmbH

We have audited the accompanying balance sheets of Aqua Society GmbH (a development stage enterprise) as of July 31, 2004 and May 13, 2004, and the related statements of operations and stockholders' equity for the period from inception to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aqua Society GmbH at July 31, 2004 and May 13, 2004, and the results of its operations for the period from inception to July 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Düsseldorf, Germany
August 17, 2004

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Dr. Rosenbaum
Wirtschaftsprüfer

Eckmann
Wirtschaftsprüfer

AQUA SOCIETY GMBH
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	July, 31 2004 €	May, 13 * 2004 €
ASSETS		
Current assets		
Cash and cash equivalents	24,981	0
Fixed assets		
Intangible assets	20,179	0
	45,160	0
Current Liabilities		
Other provisions and accrued liabilities	15,000	0
CAPITAL		
Shareholders' equity		
Common stock	25,000	0
Additional Paid-in Capital	20,179	0
Retained Deficit	(15,019)	(0)
	30,160	0
	45,160	0

* Date of Inception

See accompanying notes to audited financial statements

AQUA SOCIETY GMBH
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS

	Period from inception to July 31 2004 €
Other operating expenses	(15,019)
Operating result	(15,019)
Net loss for the period	(15,019)

See accompanying notes to audited financial statements

AQUA SOCIETY GMBH
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS EQUITY
For the period from inception to July 31, 2004

	Common Stock shares	Common Stock Amount	Additional Paid in capital	Retained Deficit	Total Stockholders' Equity
		€	€	€	€
Balance May 13, 2004	-	-	-	-	-
Issuance of common stock	1	25,000	-	-	25,000
Contribution of assets	-	-	20,179	-	20,179
Loss for the period from inception to July 31, 2004	-	-	-	(15,019)	(15,019)
Balance July 31, 2004	1	25,000	20,179	(15,019)	30,160

See the accompanying notes to the financial statements.

AQUA SOCIETY GMBH
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS

	Period from inception to July 31, 2004 €
Cash flows from operating activities	
Net loss	(15,019)
Depreciation and amortization	0
Changes in operating assets and liabilities:	(15,019)
Change in short-term provisions	15,000
Cash flows from operating activities	-19
Cash flows from financing activities	
Issuance of common stock	25,000
Cash flows from financing activities	25,000
Net increase/decrease in cash	24,981
Cash at the beginning of the period	0
Cash at end of the period	24,981
Supplemental disclosure of cash flow information	
Cash paid for interest	0
Supplemental disclosure of non-cash financing activities:	
Contribution of intangible assets for equity	20,179

AQUA SOCIETY GMBH
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

I. GENERAL INFORMATION

Aqua Society GmbH was founded as 21. HSCU GmbH on May 13, 2004 in Düsseldorf/Germany and was recorded in the register of companies at Düsseldorf district court under the registration number HRB 49917 on May 27, 2004. GmbH is an organization with limited liability under german law.

On July 15, 2004, 21. HSCU GmbH was renamed Aqua Society GmbH and the registered office was relocated to Friedberg. Aqua Society GmbH isn't yet officially recorded in the register of companies at Friedberg district court.

The financial year is the calendar year.

II. EXPLANATORY NOTES ON THE BALANCE SHEETS

The presentation and disclosure of assets and liabilities in the balance sheets is based on General Accepted Accounting Principles of the United States of America

The intangible assets constitute patents and rights out of announcements of patents contributed by the shareholders in July 2004. The valuation of these rights is based on predecessor costs. These costs comprise fees related to the registration of the patents.

These assets are subject to linear depreciation when the company receives the registration statement of the German or European Patent Department. For the period from inception to July 31, 2004 no depreciation was recognized.

The paid in capital at inception date consists of of one share with a par value of € 25,000. The additional paid-in capital of € 20,179 consists of nonmonetary assets transferred by the shareholders to the company.

As of July 31, 2004 the other provisions include provisions for auditors and legal advice.

Due to the development stage the preparation of these financial statements doesn't require management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements.

Deferred tax assets weren't recognized for tax losses as the differences are expected to be permanent based on german tax regulations.

III. SUPPLEMENTARY NOTES TO THE FINANCIAL STATEMENTS

Aqua Society GmbH is a development stage company without ordinary business activities conducted during the period from inception to July 31, 2004. Sales are expected to commence in 2005 or later.

Due to the start-up situation there are no critical accounting policies except as the valuation of the nonmonetary contribution of patents or rights out of announcements of patents. The expected life of the patents will be 20 years.

IV. EXECUTIVE AND SUPERVISORY BOARDS OF AQUA SOCIETY GMBH

Based on german law for companies with limited liability the executive board during the reporting period from May 13, 2004 to July 31, 2004 has only one member Mr. Achim Stamm, Bad Nauheim/Germany.

He is freed from the restrictions of Section 181 2. Alt. BGB (German Federal Law), that prohibits a single person from acting on both sides of a transaction.

A supervisory board wasn't necessary for this type of organization.